                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934



Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12





                               TOLL BROTHERS, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:



       ----------------------------------------------------------------------
    5) Total fee paid:


       ----------------------------------------------------------------------



/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.



    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:



    ___________________________________________________________________________

                               [GRAPHIC OMITTED]





                               TOLL BROTHERS, INC.
                              3103 Philmont Avenue
                           Huntingdon Valley, PA 19006


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     to be held on Thursday, March 18, 2004


   The Annual Meeting of Stockholders (the "Meeting") of Toll Brothers, Inc. (the "Company") will be held on Thursday, March 18, 2004 at 1:00 p.m., at the offices of the Company, 3103 Philmont Avenue, Huntingdon Valley, Pennsylvania 19006, for the following purposes:

      1.To elect four directors to hold office until the 2007 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. (The terms of office of the other directors do not expire until 2005 or 2006.)

      2.To consider and approve the re-appointment of Ernst & Young LLP as the Company's independent auditors for the 2004 fiscal year.

      3.To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

   The Board of Directors has fixed the close of business on January 23, 2004 as the record date for the Meeting. Only stockholders of record at that time are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

   The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the Meeting. The Board of Directors urges you to sign, date and return the enclosed proxy promptly, although you are cordially invited to attend the Meeting in person. The return of the enclosed proxy will not affect your right to vote in person if you do attend the Meeting.



                                                               MICHAEL I. SNYDER
                                                               Secretary

February 16, 2004

                                TABLE OF CONTENTS


                                                                           Page
                                                                          Number
                                                                          ------
General ...............................................................      1

Voting Securities and Security Ownership ..............................      2

Proposal One - Election of Directors for Terms Ending 2007 ............      4

Proposal Two - Approval of Independent Auditors .......................      8

Corporate Governance ..................................................      9

Executive Compensation ................................................     13

Performance Graph .....................................................     17

Report of the Executive Compensation Committee on Executive
  Compensation.........................................................     18

Report of the Audit Committee .........................................     21

Section 16(a) Beneficial Ownership Reporting Compliance ...............     22

Certain Transactions ..................................................     22

Stockholder Proposals for 2005 Annual Meeting .........................     24

Procedures for Nominating or Recommending for Nomination Candidates
  For Director.........................................................     24

Solicitation of Proxies ...............................................     25

Annual Report on Form 10-K ............................................     25

Addendum A - Audit Committee Charter ..................................     A-1

Addendum B - Nominating and Corporate Governance Committee Charter ....     B-1

Addendum C - Executive Compensation Committee Charter .................     C-1

Addendum D - Corporate Governance Guidelines ..........................     D-1

Addendum E - Code of Ethics for Principal Executive Officer and Senior
  Financial Officers...................................................     E-1

                               TOLL BROTHERS, INC.
                              3103 Philmont Avenue
                           Huntingdon Valley, PA 19006

                                ----------------

                                 PROXY STATEMENT
                                       For
                         Annual Meeting of Stockholders
                            Thursday, March 18, 2004
                                ----------------



                                     GENERAL


   This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Toll Brothers, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Meeting"), which will be held on the date, at the time and place, and for the purposes set forth in the foregoing notice, and any adjournment or postponement thereof. This proxy statement, the foregoing notice and the enclosed proxy are first being sent to stockholders of the Company (the "Stockholders") on or about February 16, 2004.

   The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned to, and received by, the Company prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "FOR" the nominees of the Board of Directors in the election of the four directors whose terms of office will extend until the 2007 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, and "FOR" the approval of the re-appointment of Ernst & Young LLP as the Company's independent auditors for the 2004 fiscal year.

   Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

                    VOTING SECURITIES AND SECURITY OWNERSHIP


Shares Entitled To Vote, Required Vote and Quorum

   At the close of business on January 23, 2004, there were 73,533,213 shares of the Company's common stock outstanding. The Company has no other class of voting securities outstanding. The record date fixed by the Board of Directors for the determination of Stockholders entitled to notice of and to vote at the Meeting is January 23, 2004. At the Meeting, Stockholders will be entitled to one vote for each share of common stock owned of record at the close of business on the record date. The presence at the Meeting, in person or by proxy, of persons entitled to cast the votes of a majority of such outstanding shares of common stock will constitute a quorum for consideration of the matters expected to be voted on at the Meeting. Abstentions and broker non-votes (i.e., shares held of record by a broker which are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion) represented by submitted proxies will be included in the calculation of the number of shares present at the Meeting for the purposes of determining a quorum.

   Proposal One: Directors are elected by a plurality and the four nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

   Proposal Two: To be approved, this matter must receive the affirmative vote of the majority of the outstanding shares of common stock present in person or by proxy at the Meeting and entitled to vote. Brokers holding shares of record for their customers are entitled to vote on this matter. Accordingly, abstentions and broker non-votes represented by submitted proxies will have the effect of a negative vote.

Security Ownership of Principal Stockholders and Management

   The following table sets forth certain information with respect to the holdings of: (i) each person known to the Company to be the beneficial owner of more than 5% of the common stock of the Company; (ii) each director and nominee for director of the Company and each executive officer named in the Summary Compensation Table under "Executive Compensation"; and (iii) all directors and executive officers of the Company as a group. This information is as of January 23, 2004, except as otherwise indicated. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.


                                           Amount and Nature of      Percent of
Name of Beneficial Owner                 Beneficial Ownership (1)   Common Stock
------------------------                 ------------------------   ------------
Robert I. Toll ......................           16,484,380(2)(3)       20.99%
Bruce E. Toll .......................            8,395,084(2)          11.16%
Wellington Management Company, LLP ..            5,622,732(4)           7.65%
Myron M. Kaplan .....................            4,125,100(5)           5.61%
Zvi Barzilay ........................            1,388,782              1.85%
Robert S. Blank .....................              256,446                  *
Edward G. Boehne ....................               92,000                  *
Richard J. Braemer ..................              281,750                  *
Roger S. Hillas .....................              326,674                  *
Carl B. Marbach .....................              305,671(6)               *
Stephen A. Novick ...................                5,000                  *
Joel H. Rassman .....................              682,243                  *
Paul E. Shapiro .....................              281,920                  *
All directors and executive officers
  as a group
  (11 persons).......................           28,499,950(3)(6)(7)    34.08%


---------------
*    Less than 1%

(1) Shares issuable pursuant to options exercisable within 60 days of January 23, 2004 are deemed to be beneficially owned; accordingly, information includes the following numbers of shares of common stock underlying options held by the following individuals, and all directors and executive officers as a group: Robert I. Toll, 4,331,000 shares; Bruce E. Toll, 1,702,250 shares; Mr. Barzilay, 1,365,066 shares; Mr. Blank, 251,000 shares; Mr. Boehne, 92,000 shares; Mr. Braemer, 249,750 shares; Mr. Hillas, 254,250 shares; Mr. Marbach, 262,500 shares; Mr. Novick, 5,000 shares; Mr. Rassman, 636,250 shares; Mr. Shapiro, 261,500 shares; and all directors and executive officers as a group, 9,410,566 shares.

(2) The address for Robert I. Toll and Bruce E. Toll is c/o Toll Brothers, Inc., 3103 Philmont Avenue, Huntingdon Valley, Pennsylvania 19006.

(3) Includes 680,539 of the 756,154 shares of which Mr. Toll elected to defer receipt under the Toll Brothers, Inc. Stock Award Deferral Plan and the Company's Amended and Restated Stock Option Plan (1986) (the "1986 Plan"). Because Mr. Toll may elect early distribution of all or a portion of the 680,539 shares at any time, he is deemed to beneficially own them. Mr. Toll is entitled to receive 640,063 of these shares under the Toll Brothers, Inc. Cash Bonus Plan, as amended, and 40,476 of these shares from the exercise of stock options granted under the 1986 Plan. Amount also includes 28,000 shares owned by the Robert and Jane Toll Foundation of which Robert I. Toll is a trustee, with dispositive power, as to which he disclaims beneficial ownership.

(4) Based on a Schedule 13G, filed with the SEC on February 12, 2004, which states that the address of Wellington Management Company, LLP ("WMC") is 75 State Street, Boston, Massachusetts 02109, that WMC has shared voting power with respect to 455,800 shares and shared dispositive power with respect to 5,622,732 shares, and that the shares as to which the Schedule 13G is filed by WMC, in its capacity as an investment advisor, are owned by clients of WMC who have the right to receive or the power to direct the receipt of dividends from or proceeds of such shares. The Schedule 13G filed by WMC further states that none of such clients, except Vanguard Windsor Funds, Inc. ("Vanguard"), is known to have such right or power with respect to more than 5% of the common stock of the Company. In addition, Vanguard filed a Schedule 13G on February 6, 2004, which the Company assumes relates to shares that are included in the shares reported by WMC, which states that Vanguard has sole voting power and shared dispositive power with respect to 5,048,332 shares. Vanguard's
     Schedule 13G states that its address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5) Based on a Schedule 13G filed with the SEC on February 12, 2004, which states that the address of Myron M. Kaplan is c/o Kaplan Nathan and Mayfair, PO Box 385, Leonia, New Jersey 07605 and that Mr. Kaplan has sole voting power with respect to 4,125,100 shares and sole dispositive power with respect to 4,125,100 shares.

(6) Includes 4,700 shares beneficially owned by individual retirement accounts ("IRAs") for the benefit of Mr. Marbach and his wife. Mr. Marbach disclaims beneficial ownership of the 2,350 shares held by his wife's IRA.

(7) The Board of Directors, after reviewing the functions of all of the Company's officers, both in terms of designated function and functions actually performed, has determined that, for purposes of Section 16 of the Securities Exchange Act of 1934 (and the rules thereunder) and Regulation S-K, only the Chief Executive Officer, Chief Operating Officer, and Executive Vice President/Chief Financial Officer (and the Chief Accounting Officer for purposes of Section 16) are deemed to be officers or executive officers of the Company for reporting purposes under such provisions, respectively.

                                  PROPOSAL ONE

                   ELECTION OF DIRECTORS FOR TERMS ENDING 2007


   At the Meeting, the Stockholders will elect four directors to hold office until the 2007 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The Company's Board of Directors is divided into three classes serving staggered three-year terms, with the term of one class of directors expiring each year. The directors whose three-year terms of office expire at the Meeting are Messrs. Zvi Barzilay, Edward G. Boehne, Richard J. Braemer and Carl B. Marbach.

   The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, has nominated Messrs. Zvi Barzilay, Edward G. Boehne, Richard J. Braemer and Carl B. Marbach to serve again as directors until the 2007 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Each nominee has indicated a willingness to continue to serve as a director. Should a nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares which such proxy represents for the election of such other person as the Board of Directors may nominate on the recommendation of the Nominating and Corporate Governance Committee.

   Set forth below is certain information concerning each nominee for election as a director at the Meeting and each director whose current term of office will continue after the Meeting.



                                                                                   Director     Term        Position(s) with
Name                                                                        Age      Since     Expires         the Company
----                                                                        ---    --------    -------   --------------------------
Robert I. Toll ..........................................................    63        1986       2005    Chairman of the Board and
                                                                                                           Chief Executive Officer
Bruce E. Toll ...........................................................    60        1986       2005   Vice Chairman of the Board
Zvi Barzilay ............................................................    57        1994       2004   President, Chief Operating
                                                                                                          Officer and Director
Robert S. Blank .........................................................    63        1986       2006   Director
Edward G. Boehne ........................................................    63        2000       2004   Director
Richard J. Braemer ......................................................    62        1986       2004   Director
Roger S. Hillas .........................................................    76        1988       2006   Director
Stephen A. Novick .......................................................    63        2003       2006   Director
Carl B. Marbach .........................................................    62        1991       2004   Director
Joel H. Rassman .........................................................    58        1996       2005   Executive Vice President,
                                                                                                          Chief Financial Officer,
                                                                                                          Treasurer and Director
Paul E. Shapiro .........................................................    62        1993       2006   Director


   Robert I. Toll co-founded the Company's predecessors' operations with his brother, Bruce E. Toll, in 1967. He has been a member of the Board of Directors since the Company's inception in May 1986. Mr. Toll is a member of the Shelf Terms Committee, the Special Transactions Committee and the Employee Stock Purchase Plan Committee. His principal occupation since the Company's inception has been as Chief Executive Officer of the Company.

   Bruce E. Toll, the brother of Robert I. Toll, has been a member of the Board of Directors since the Company's inception in May 1986 and served as its President until April 1998 and Chief Operating Officer until November 1998. He is the founder and president of BET Investments, an office and commercial real estate company. He is a member of the Shelf Terms Committee, the Special Transactions Committee and the Employee Stock Purchase Plan Committee. He is a member of the Board of Directors of UbiquiTel, Inc. He also was a member of the Board of Directors of Assisted Living Concepts, Inc. until December 2001.

   Zvi Barzilay has been a member of the Board of Directors since June 1994. Mr. Barzilay joined the Company's predecessor in 1980 as a project manager, was appointed a Vice President of the Company in 1983 and held the position of Executive Vice President-Operations from September 1989 until October 1992 when he was appointed to the position of Executive Vice President of the Company. In April 1998, Mr. Barzilay was appointed to the position of President and in November 1998 he was appointed to the position of Chief Operating Officer. Mr. Barzilay is a member of the Special Transactions Committee.

   Robert S. Blank has been a member of the Board of Directors since September 1986. For more than the past five years, Mr. Blank has been a partner in Whitcom Partners, a partnership which owns and operates newspapers and cable television systems and formerly owned and operated broadcast television stations and radio stations, in some cases in partnership with others. Mr. Blank is a member of the Nominating and Corporate Governance Committee, the Toll Brothers Realty Trust Committee, the Subordinated Debt Repurchase Authorization Committee, the Special Transactions Committee and the Real Estate Utilization Committee. Mr. Blank is a member of the Board of Directors of Advanta Corp.

   Edward G. Boehne has been a member of the Board of Directors since July 2000. From 1981 until his retirement in May 2000, Mr. Boehne was the President of the Federal Reserve Bank of Philadelphia. Mr. Boehne is the chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee and the Special Transactions Committee. Mr. Boehne is a member of the Board of Directors of Beneficial Savings Bank, Penn Mutual Life Insurance Co. and AAA Mid-Atlantic, Inc. Mr. Boehne is also a member of the Board of Directors and a Senior Economic Advisor to the Haverford Trust Company.

   Richard J. Braemer has been a member of the Board of Directors since September 1986. Since January 1994, Mr. Braemer has been a partner in the Philadelphia law firm of Ballard, Spahr, Andrews & Ingersoll, LLP. Mr. Braemer is a member of the Subordinated Debt Repurchase Authorization Committee and the Real Estate Utilization Committee.

   Roger S. Hillas has been a member of the Board of Directors since April 1988. From July 1988 until his retirement in December 1992, Mr. Hillas was Chairman and Chief Executive Officer of Meritor Savings Bank. Prior to July 1988, Mr. Hillas was Chairman of PNC Financial Corp. and of Provident National Bank. Mr. Hillas is a member of the Audit Committee, the Toll Brothers Realty Trust Committee, the Subordinated Debt Repurchase Authorization Committee and the Special Transactions Committee. Mr. Hillas is a member of the Board of Directors of Millennium Bank.

   Carl B. Marbach has been a member of the Board of Directors since December 1991. Since January 1995, Mr. Marbach has been President of Internetwork Publishing Corp., an electronic publisher, which he founded. Mr. Marbach is the chairman of the Executive Compensation Committee and a member of the Audit Committee and the Shelf Terms Committee.

   Stephen A. Novick has been a member of the Board of Directors since January 2003. For more than the past five years, Mr. Novick has been Chief Creative Officer-Worldwide and (since April 2000) Vice Chairman of Grey Global Group, a marketing communications company. Mr. Novick has been a member of the Executive Compensation Committee since March 2003 and a member of the Nominating and Corporate Governance Committee since September 2003.

   Joel H. Rassman has been a member of the Board of Directors since September 1996. Mr. Rassman joined the Company's predecessor in 1984 as Senior Vice President, Treasurer and Chief Financial Officer of the Company. Mr. Rassman was appointed Executive Vice President in June 2002. Mr. Rassman is a member of the Special Transactions Committee and the Employee Stock Purchase Plan Committee.

   Paul E. Shapiro has been a member of the Board of Directors since December 1993. Since January 1, 2004, Mr. Shapiro has been Senior Vice President of MacAndrews & Forbes Holdings, Inc., a private holding company of operating businesses. From June 2001 to December 2003, Mr.

Shapiro was Executive Vice President and Chief Administrative Officer of Revlon Inc. From June 1998 to June 2001, Mr. Shapiro was Executive Vice President and Chief Administrative Officer of Sunbeam Corp. which, in February 2001, filed a Chapter 11 bankruptcy petition. Mr. Shapiro is the chairman of the Audit Committee, and a member of the Toll Brothers Realty Trust Committee and the Special Transactions Committee. In June 2003, he resigned as a member of the Executive Compensation Committee in order to enable him to concentrate on his duties as Chairman of the Audit Committee.

Meetings and Committees of the Board of Directors

   The Board of Directors held four formal meetings during the Company's last fiscal year and also met telephonically.

   The Board of Directors currently has an Audit Committee, an Executive Compensation Committee, a Nominating and Corporate Governance Committee, a Toll Brothers Realty Trust Committee, a Subordinated Debt Repurchase Authorization Committee, a Shelf Terms Committee, an Employee Stock Purchase Plan Committee, a Special Transactions Committee and a Real Estate Utilization Committee.

   The Audit Committee is composed of Edward G. Boehne, Roger S. Hillas, Carl
B. Marbach and Paul E. Shapiro (Chairman), each of whom has been determined by the Board of Directors to meet the standards for independence required of audit committee members by the New York Stock Exchange (the "NYSE") and applicable SEC rules. For more information on the NYSE standards for independence, see "Corporate Governance-Director Independence" in this proxy statement. The Board of Directors has further determined that (i) all members of the Audit Committee are financially literate, and (ii) Edward G. Boehne possesses accounting and related financial management expertise within the meaning of the listing standards of the NYSE, and is an audit committee financial expert within the meaning of applicable SEC rules. The Audit Committee held four formal meetings during the last fiscal year, all of which were attended by the Company's independent auditors, to discuss the scope of the annual audit and issues of accounting policy and internal controls. The Audit Committee also met telephonically during the past fiscal year.

   The Executive Compensation Committee is composed of Carl B. Marbach (Chairman) and Stephen A. Novick, each of whom has been determined by the Board of Directors to meet the NYSE's standards for independence. In addition, each committee member is a "Non-Employee Director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" as defined for purposes of 162(m) of the Internal Revenue Code of 1986, as amended. The Executive Compensation Committee administers (in some cases along with the Board of Directors) the Toll Brothers, Inc. Cash Bonus Plan (the "Cash Bonus Plan"), the Toll Brothers, Inc. Executive Officer Cash Bonus Plan (the "Executive Officer Cash Bonus Plan"), the Toll Brothers, Inc. Stock Award Deferral Plan (the "Stock Deferral Plan"), the Amended and Restated Stock Option Plan (1986) (the "1986 Plan"), the Key Executives and Non-Employee Directors Stock Option Plan (1993) (the "1993 Plan"), the Stock Option and Incentive Plan (1995) (the "1995 Plan"), the Stock Incentive Plan (1998) (the "1998 Plan") and the Toll Brothers, Inc. Stock Award Deferral Plan. It held two formal meetings and also met telephonically during the past fiscal year.

   The Nominating and Corporate Governance Committee, formed in January 2003, is composed of Edward G. Boehne (Chairman), Robert S. Blank and, since September 2003, Stephen A. Novick, each of whom has been determined by the Board of Directors to meet the NYSE's standards for independence. The Nominating and Corporate Governance Committee is responsible for, among other things, the recommendation to the Board of Directors of director nominees for election to the Board of Directors, the evaluation of the size of the Board of Directors, the evaluation and recommendation to the Board of Directors of the compensation of the non-employee directors and the establishment and updating of corporate governance guidelines. The Nominating and Corporate Governance Committee held one formal meeting during the past fiscal year.

   The Real Estate Utilization Committee held one formal meeting during the past fiscal year. The Shelf Terms Committee held one telephonic meeting during the past fiscal year. The Special Transactions Committee, the Toll Brothers Realty Trust Committee, the Subordinated Debt Repurchase Authorization Committee and the Employee Stock Purchase Plan Committee did not meet during the past fiscal year.

   Each director attended at least 75% of the meetings of the Board of Directors and its committees of which he was a member during the past fiscal year.

Compensation of Directors

   Prior to November 1, 2003, each non-employee director received $4,000 for each full-day Board meeting attended, $2,000 for each half-day meeting attended and $1,500 for each telephonic meeting or committee meeting in which he participated. Subsequent to the Company's stock split in March 2002, the Board of Directors elected to effectively reduce the number of options each non-employee director was entitled to receive under the 1998 Plan to the number of options that each non-employee director was entitled to receive prior to the stock split. Accordingly, for fiscal 2003, each non-employee director received an annual grant of options of 15,000 shares of the Company's common stock under the 1998 Plan. Each member of the Audit Committee who participated in at least one meeting during the fiscal year also received an annual grant of options for 1,000 shares of common stock. Each non-employee director who was a member of an eligible committee (as determined by the Board of Directors from time to time), other than the Audit Committee, and participated in at least one meeting of such committee during the fiscal year received an annual grant of options for 500 shares of common stock. No non-employee director could receive grants for service on more than three committees, plus the Audit Committee, in any fiscal year. The Executive Compensation Committee determined that Mr. Bruce E. Toll should also be granted options to receive shares for his services on the Board of Directors equivalent to those granted to non-employee directors. Accordingly, in fiscal 2003, Mr. Toll was granted options for 15,000 shares.

     Commencing November 1, 2003, each non-employee director will receive $5,000 for each full-day Board meeting attended, $2,500 for each half-day meeting attended and $1,750 for each telephonic meeting or committee meeting in which he participates. In addition, each non-employee director will receive an annual grant of options for 15,000 shares of the Company's common stock under the 1998 Plan. Each member of the Audit Committee who participates in at least one meeting during the fiscal year will receive an annual grant of 100 shares of restricted common stock except for the Chairman who will receive 200 shares of restricted common stock, and options for 1,000 shares of common stock. Each member of the Nominating and Corporate Governance Committee who participates in at least one meeting during the fiscal year will receive an annual grant of 100 shares of restricted common stock except for the Chairman who will receive 200 shares of restricted common stock, and options for 500 shares of common stock. Each member of the Executive Compensation Committee who participates in at least one meeting during the fiscal year will receive an annual grant of options for 500 shares of common stock and the Chairman will also receive 100 shares of restricted common stock. Each non-management director who is a member of any other committees of the Board of Directors who participates in at least one meeting of the committee during the fiscal year will receive an annual grant of options for 500 shares of common stock for each such committee. No non-employee director can receive grants for service on more than three committees, plus the Audit Committee and the Nominating and Corporate Governance Committee, in any fiscal year. Mr. Bruce E. Toll will continue to receive an annual grant of options for 15,000 shares of common stock.

   On March 5, 1998, the Company and Mr. Bruce E. Toll entered into two agreements relating to Mr. Toll's withdrawal from day to day operations of the business (collectively the "Agreements"). The Agreements provided, among other things, that, during the three-year term which commenced on November 1, 1998 and ended on October 31, 2001 (the "Consulting Term"), Mr. Toll would (a) make himself available to the Company on a reasonable basis to consult with the Company concerning matters within his knowledge and expertise, (b) not compete with the Company as described in the Agreements, and (c) agree to vote the shares of the Company's common stock owned by him as recommended by the Company's management or Board of Directors until the later of March 15, 2002 or until Mr. Toll no longer serves on the Board of Directors of the Company. The Company agreed to pay Mr. Toll the sum of $500,000 during each year of the Consulting Term as well as provide group health insurance of a type and amount consistent with insurance provided to Company executives for himself, and his beneficiaries who were covered on March 5, 1998, without charge, and for all other children provided that the premium costs that the Company is permitted to charge under COBRA for such coverage are paid by Mr. Toll for those children. The Company paid $11,922 in fiscal 2003 for Mr. Toll's health insurance. In June 2000, the Company and Mr. Toll amended the Agreements to terminate Mr. Toll's obligation to vote the shares of the Company's common stock owned by him referred to above and to extend the Consulting Term until October 31, 2004. In December 2002, the Executive Compensation Committee increased Mr. Toll's compensation to $675,000 effective January 1, 2003.

   During fiscal 2003, the Company provided Bruce E. Toll additional perquisites with an estimated value of approximately $33,800. Such perquisites included country club dues, Company drivers, and contributions to the Company's 401(k) plan.

   In December 2000, the Board of Directors approved the purchase of a split-dollar life insurance policy for the benefit of Bruce E. Toll. In fiscal 2002, the Company paid $7,490 in premiums for the term life portion of a split-dollar life insurance policy for Mr. Toll, and paid $283,087 in premiums for the non-term portion of the split dollar life insurance policy. Until it is determined whether this type of transaction is permitted under the Sarbanes-Oxley Act of 2002, the Company has suspended the payment of premiums for this split dollar life insurance policy.

           THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION
   OF ZVI BARZILAY, EDWARD G. BOEHNE, RICHARD J. BRAEMER AND CARL B. MARBACH.

                                  PROPOSAL TWO

                        APPROVAL OF INDEPENDENT AUDITORS


   The Audit Committee has re-appointed, subject to stockholder approval, Ernst & Young LLP, independent auditors, Philadelphia, Pennsylvania, to audit the consolidated financial statements of the Company for the fiscal year ending October 31, 2004.

   Representatives of Ernst & Young LLP are expected to be present at the Meeting, will be afforded the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

   The Company has been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

   The following table sets forth the fees paid to Ernst & Young LLP for professional services for each of the two fiscal years ended October 31, 2003 and 2002:

                                                               2003       2002
                                                             --------   --------
Audit Fees ..............................................    $468,184   $299,850
Audit-Related Fees ......................................     295,575    151,491
Tax Fees ................................................      36,280     19,719
All Other Fees ..........................................         925       -
                                                             --------   --------
                                                             $800,964   $473,062
                                                             ========   ========

   Audit Fees include fees billed for (a) the audit of Toll Brothers, Inc. and its consolidated subsidiaries, (b) the review of quarterly financial information, (c) the stand-alone audits of certain of its subsidiaries, (d) the issuance of consents in various filings with the Securities and Exchange Commission, (e) the issuance of comfort letters to underwriters in connection with various equity and debt offerings, and (f) attendance at Audit Committee meetings.

   Audit-Related Fees include fees billed for (a) consultation on accounting matters, including the development of financial models, (b) transaction advisory work, (c) audits of various joint ventures and the Toll Brothers Realty Trust Group, and (d) assistance in preparing for Section 404 reporting pursuant to the Sarbanes-Oxley Act of 2002.

   Tax Fees include fees billed for consulting on tax planning matters.

   The Audit Committee negotiates the annual audit fee directly with the Company's independent auditors. The Audit Committee has also established pre-approved limits for which the Company's management can engage the Company's independent auditors for specific services. Any work which exceeds these pre-approved limits in a quarter requires the advance approval of the Audit Committee. The Audit Committee reviews and approves all work done by the independent auditors during the previous quarter and re-establishes the pre-approved limits for the current quarter. All fees were approved by the Audit Committee for fiscal 2003.

                 THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR"
                                  PROPOSAL TWO

                              CORPORATE GOVERNANCE


   The Company operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, established, or provided the basis for, a number of new corporate governance standards and disclosure requirements. In addition, the NYSE has recently adopted changes to its corporate governance and listing requirements.

Director Independence

   The standards relied upon by the Board of Directors in affirmatively determining whether a director is "independent," in compliance with the rules of the NYSE, are comprised, in part, of those objective standards set forth in the NYSE rules, which generally provide that (a) a director who is an employee, or whose immediate family member (defined as a spouse, parent, child, sibling, father- and mother-in-law, son- and daughter-in-law and anyone, other than a domestic employee, sharing the director's home) is an executive officer of the Company, would not be independent for a period of three years after termination of such relationship; (b) a director who receives, or whose immediate family member receives as an executive officer of the Company, more than $100,000 per year in direct compensation from the Company, except for certain permitted payments, would not be independent for a period of three years after ceasing to receive such amount; (c) a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company would not be independent until a period of three years after the termination of such relationship; (d) a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's present executives serve on the other company's compensation committee would not be independent for a period of three years after the end of such relationship, and (e) a director who is an executive officer or employee, or whose immediate family member is an executive officer of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, would not be independent until a period of three years after falling below such threshold. In addition to these objective standards and in compliance with NYSE rules, the Board of Directors has adopted a general standard, that no director will be considered independent who has any other material relationship with the Company that could interfere with the director's ability to exercise independent judgment. The Board of Directors exercises appropriate discretion in identifying and evaluating the materiality of any relationships directors may have with the Company.

   The Board of Directors, in applying the above-referenced standards, has affirmatively determined that the Company's current "independent" directors are: Robert S. Blank, Edward G. Boehne, Richard J. Braemer, Roger S. Hillas, Carl B. Marbach, Stephen A. Novick and Paul E. Shapiro. As part of the Board's process in making such determination, each such director provided written assurances that (a) all of the above-cited objective criteria for independence are satisfied and (b) he has no other "material relationship" with the Company that could interfere with his ability to exercise independent judgment.

Independent Directors

     o A majority of the members of the Company's Board of Directors have been determined to meet the NYSE's standards for independence. See "Director Independence" above.

     o The Company's independent directors held five formal meetings independent from management during fiscal 2003. Edward G. Boehne acted as Chairman at the meetings of the independent directors.

Audit Committee

     o All members of the Audit Committee have been determined to meet the standards of independence required of audit committee members by the NYSE and applicable SEC rules. See "Director Independence" above.

     o The Board of Directors has determined all members of the Audit Committee are financially literate. Further, the Board of Directors has determined that Edward G. Boehne possesses accounting or related financial management expertise, within the meaning of the listing standards of the NYSE, and is an audit committee financial expert within the meaning of applicable SEC rules.

     o The Audit Committee operates under a formal charter adopted by the Board of Directors that governs its duties and conduct. The charter is reproduced as Addendum A to this proxy statement. Copies of the charter can be obtained free of charge from the Company's Web site, www.tollbrothers.com or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Director of Investor Relations or by telephone at 215 938-8000.

     o Ernst & Young LLP, the Company's independent auditors, reports directly to the Audit Committee.

     o The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the Company's independent auditors prior to the filing of officers' certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal control over financial reporting.

     o The Audit Committee has adopted a Complaint Monitoring Procedure Policy to enable confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters.

     o The Company's internal audit group reports periodically throughout the year directly to the Audit Committee.

Executive Compensation Committee

     o All members of the Executive Compensation Committee have been determined to meet the appropriate NYSE standards for independence. See "Director Independence" above. Further, each member of the Executive Compensation Committee is a "Non-Employee Director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" as defined for purposes of 162(m) of the Internal Revenue Code of 1986, as amended.

     o The Executive Compensation Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. The charter is reproduced as Addendum B to this proxy statement. Copies of the charter can be obtained free of charge from the Company's Web site, www.tollbrothers.com or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Director of Investor Relations or by telephone at 215 938-8000.

Nominating and Corporate Governance Committee

     o All members of the Nominating and Corporate Governance Committee have been determined to meet the NYSE standards for independence. See "Director Independence" above.

     o The Nominating and Corporate Governance Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. The charter is reproduced as Addendum C to this proxy statement. Copies of the charter can be obtained free of charge from the Company's Web site, www.tollbrothers.com or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Director of Investor Relations or by telephone at 215 938-8000.

     o The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and Stockholders. A Stockholder who wishes to recommend a prospective nominee for consideration by the Board must follow the procedures described in this proxy statement under the caption "Procedures for Nominating or Recommending for Nomination Candidates for Director." Once the Nominating and Corporate Governance Committee has identified prospective nominees, background information is elicited about the candidates, following which they are investigated, interviewed and evaluated by the Committee, which, then, reports to the Board of Directors. No distinctions are made as between internally-recommended candidates and those recommended by Stockholders.

Corporate Governance Guidelines

     o The Company has adopted a set of Corporate Governance Guidelines, including specifications for director qualification and responsibility. The guidelines are reproduced as Addendum D to this proxy statement. Copies of the guidelines can be obtained free of charge from the Company's Web site, www.tollbrothers.com or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Director of Investor Relations or by telephone at 215 938-8000.

Codes of Business Conduct and Ethics

     o Management has adopted a Code of Ethics for Principal Executive Officer and Senior Financial Officers, violations of which may be reported to the Audit Committee. The code is reproduced as Addendum E to this proxy statement. Copies of the code can be obtained free of charge from the Company's Web site, www.tollbrothers.com or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Director of Investor Relations or by telephone at 215 938-8000.

     o The Company has operated under an omnibus Code of Ethics and Business Conduct that includes provisions ranging from restrictions on gifts to conflicts of interest. All employees are required to affirm in writing their acceptance of the code. Copies of the code can be obtained free of charge from the Company's Web site, www.tollbrothers.com or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Director of Investor Relations or by telephone at 215 938-8000.

Personal Loans to Executive Officers and Directors

   The Company complies with and will operate in a manner consistent with enacted legislation prohibiting extensions of credit in the form of a personal loan to or for its directors and executive officers.

Directors' Attendance at Annual Meetings of Stockholders

   It has been and is the policy of Company's Board of Directors to expect that all directors attend annual meetings of Stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by the director with the Chairman of the Board. All members of the Board of Directors attended the Company's 2003 Annual Meeting of Stockholders.

Communication With the Board of Directors

   A Stockholder who wishes to communicate with the Board of Directors, or specific individual directors, including the Chairman of the non-management directors or the non-management directors as a group, may do so by directing a written request addressed to such directors or director in care of Kenneth J. Gary, General Counsel, at the address appearing on the first page of this proxy statement. Communication(s) directed to members of the Board who are not non-management directors will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Communications directed to non-management directors will be relayed to the intended Board member(s) except to the extent that doing so would be contrary to the instructions of the non-management directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.

                             EXECUTIVE COMPENSATION


Summary Compensation Table

   The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the other executive officers of the Company.



                                                                                                         Long Term
                                                                                                        Compensation
                                                                       Annual Compensation                 Awards
                                                              --------------------------------------    ------------
                                                                                        Other Annual     Securities      All Other
Name and                                            Fiscal                              Compensation     Underlying    Compensation
Principal Position                                   Year     Salary($)    Bonus($)          ($)         Options(#)       ($) (5)
------------------                                  ------    ---------   ----------    ------------    ------------   ------------
Robert I. Toll ..................................    2003     1,150,000   20,293,565       76,771(4)      250,000          10,302
 Chairman of the Board ..........................    2002     1,000,000    9,648,104       88,400(4)      500,000         390,228
 and Chief Executive Officer(1) .................    2001     1,000,000    6,620,359       87,400(4)      500,000         423,909

Zvi Barzilay ....................................    2003     1,000,000      550,000                      125,000          15,686
 Chief Operating Officer ........................    2002       995,392      350,000                      240,000         185,070
 and President(2) ...............................    2001       956,322      230,000                      120,000         208,811

Joel H. Rassman .................................    2003       934,615      270,000                       55,000          15,329
 Executive Vice President .......................    2002       849,240      170,000                      100,000         138,008
 Chief Financial Officer and Treasurer(2)(3) ....    2001       748,848      150,000                       30,000         153,787


(1) The bonuses listed for Robert I. Toll for fiscal 2003, 2002 and 2001 were earned in the fiscal year reported and were paid in common stock of the Company pursuant to the terms of the Cash Bonus Plan and the 1998 Plan. The amounts listed were: (a) the fair market value of the bonus award shares as of October 31, 2003 in the case of the fiscal 2003 bonus; (b) the fair market value of the bonus award shares as of October 31, 2002 in the case of the fiscal 2002 bonus; and (c) the fair market value of the bonus award shares as of October 31, 2001 in the case of the fiscal 2001 bonus. Had the bonuses been paid in cash, Robert I. Toll would have received $10,638,422 for the 2003 cash bonus, $9,098,104 for the 2002 cash bonus, and $5,152,237 for the 2001 cash bonus. Under the terms of the Stock Deferral Plan, Mr. Toll elected to defer receipt of his 2002 and 2001 bonus award shares. In December 2003, Mr. Toll received 199,920 shares of his 2001 bonus award shares.

(2) The bonuses listed for Mr. Barzilay and Mr. Rassman for fiscal 2003, 2002 and 2001 represent amounts earned in the fiscal year in which they are reported. Mr. Barzilay elected to defer receipt of $100,000 of his 2003 bonus, $200,000 of his 2002 bonus and all of his 2001 bonus under the terms of the Company's Non-Qualified Deferred Compensation Plan. Mr. Rassman elected to defer $135,000 of his 2003 bonus and all of his 2002 and 2001 bonus under the terms of the Company's Non-Qualified Deferred Compensation Plan. The amount of interest earned on deferred compensation in excess of 120% of the Long-Term Applicable Federal Rate is included in compensation in note (5) below.

(3) Under the terms of an agreement dated June 30, 1988 between the Company and Mr. Rassman, in the event of Mr. Rassman's termination by the Company without cause, any material reduction or material adverse change in Mr. Rassman's duties, the removal of certain fringe benefits or any failure by the Company to provide Mr. Rassman with compensation, including salary and bonus, in an amount not less than $350,000 and the exercise of an election by Mr. Rassman to terminate his employment, Mr. Rassman will receive $250,000, and, in certain instances, an additional amount equal to the difference between $350,000 and his actual compensation during a specified period prior to his termination.

(4) Of these amounts, $19,819, $40,300 and $44,800 represent the estimated cost of income tax and financial statement preparation services provided during fiscal 2003, 2002 and 2001, respectively. The remaining amounts represent the estimated value of perquisites provided by the Company including health and life insurance, auto and gas allowances, auto insurance, country club dues, telephone and internet services and other miscellaneous items.

(5) The following table provides a breakdown of the amounts paid to each individual listed during the fiscal year indicated:


                                                                                                    Robert I.     Zvi      Joel H.
   Fiscal 2003                                                                                        Toll      Barzilay   Rassman
   -----------                                                                                      ---------   --------   --------
   Contribution to 401(k) Plan(7)..............................................................     $ 10,302    $ 10,302   $ 10,302
   Excess interest on deferred compensation(2).................................................                    5,384      3,777
   Other(8)....................................................................................                               1,250
                                                                                                    --------    --------   --------
                                                                                                    $ 10,302    $ 15,686   $ 15,329
                                                                                                    ========    ========   ========


                                                                                                    Robert I.      Zvi      Joel H.
   Fiscal 2002                                                                                        Toll       Barzilay   Rassman
   -----------                                                                                      ---------    --------   --------
   Split-dollar life insurance policy(6)
    Term.......................................................................................     $ 11,040    $  3,894   $  3,250
    Non-term...................................................................................      369,996     169,433    122,672
   Contribution to 401(k) Plan(7)..............................................................        9,192       9,192      9,192
   Excess interest on deferred compensation(2).................................................                    2,551      1,644
   Other(8)....................................................................................                               1,250
                                                                                                    --------    --------   --------
                                                                                                    $390,228    $185,070   $138,008
                                                                                                    ========    ========   ========


                                                                                                    Robert I.     Zvi      Joel H.
   Fiscal 2001                                                                                        Toll      Barzilay   Rassman
   -----------                                                                                      ---------   --------   --------
   Split-dollar life insurance policy(6)
    Term.......................................................................................     $  9,702    $  3,133   $  2,328
    Non-term...................................................................................      405,615     197,086    141,617
   Contribution to 401(k) Plan(7)..............................................................        8,592       8,592      8,592
   Other(8)....................................................................................                               1,250
                                                                                                    --------    --------   --------
                                                                                                    $423,909    $208,811   $153,787
                                                                                                    ========    ========   ========

(6) Until it is determined whether this type of transaction is permitted under the Sarbanes-Oxley Act of 2002, the Company has suspended premium payments for these split-dollar life insurance policies.

(7) This amount represents the Company's contribution and matching payment under its 401(k) salary deferred savings plan.

(8) This amount represents directors fees paid by a subsidiary of the Company.

Option Grants in the Last Fiscal Year(1)

                                                                                                                Potential Realizable
                                                                       % of Total                                Value at Assumed
                                                        Number of       Options                                Annual Rates of Stock
                                                        Securities     Granted to                             Price Appreciation for
                                                        Underlying     Employees    Exercise                     Option Term (3)
                                                         Options       in Fiscal      Price     Expiration    ---------------------
   Name                                               Granted(#)(2)       Year       ($/sh)        Date        5% ($)      10% ($)
   ----                                               -------------    ----------   --------    ----------    ---------   ---------
   Robert I. Toll .................................      250,000         19.5%        21.05      12/20/12     3,309,558   8,387,070
   Zvi Barzilay ...................................      125,000          9.8%        21.05      12/20/12     1,654,779   4,193,535
   Joel H. Rassman ................................       55,000          4.3%        21.05      12/20/12       728,103   1,845,155

---------------
(1)  No stock appreciation rights ("SARs") were granted.

(2) These options become exercisable starting on the first anniversary of the grant, with 25% becoming exercisable at that time and 25% becoming exercisable on each of the second, third and fourth anniversary dates.

(3) These amounts represent assumed rates of appreciation and are not intended to forecast future appreciation in the price of the Company's common stock. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's stock. There can be no assurance that the amounts reflected in these columns will be achieved or, if achieved, that they will exist at the time of any option exercise. The aggregate appreciation in value over all shares of the Company's common stock outstanding on October 31, 2003, based on the assumed 5% and 10% rates of appreciation on the closing price of the common stock on October 31, 2003 (based upon the weighted average life of the grants), would be approximately $1.7 billion at the assumed 5% rate of appreciation and $4.3 billion at the assumed 10% rate of appreciation.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values(1)

   The following table sets forth certain information with regard to the aggregated option exercises in the fiscal year ended October 31, 2003 and the option values as of the end of that year for the Chief Executive Officer and the other executive officers of the Company.

                                                                                                    Number of
                                                                                                   Securities          Value of
                                                                                                   Underlying         Unexercised
                                                                                                  Unexercised        In-The-Money
                                                                                                   Options at         Options at
                                                                                                  Fiscal Year-       Fiscal Year-
                                                                    Shares                           End(#)            End($)(2)
                                                                 Acquired on        Value        Exercisable(E)     Exercisable(E)
Name                                                              Exercise(#)    Realized ($)    Unexercisable(U)   Unexercisable(U)
----                                                              -----------    ------------    ----------------   ----------------
Robert I. Toll ...............................................          --              --         3,893,500(E)      100,673,783(E)
                                                                                                   1,000,000(U)       17,495,625(U)
Zvi Barzilay .................................................      22,584         468,964         1,233,816(E)       31,847,900(E)
                                                                                                     415,000(U)        7,144,300(U)
Joel H. Rassman ..............................................          --              --           615,000(E)       16,047,281(E)
                                                                                                     170,000(U)        2,964,613(U)

---------------
(1)  The Company has never issued SARs.

(2) Represents, with respect to each share, the closing price of $36.84 per share of the Company's common stock as reported on the New York Stock Exchange on October 31, 2003 less the exercise price payable for the share.

Securities Authorized for Issuance Under Equity Compensation Plans

   The following table provides information as of October 31, 2003 with respect to compensation plans (including individual compensation arrangements) under which the Company's equity securities are authorized for issuance.


                                                                         Number of                          Number of securities
                                                                         securities         Weighted-        remaining available
                                                                           to be             average         for future issuance
                                                                        issued upon       exercise price        under equity
                                                                        exercise of       of outstanding     compensation plans
                                                                     options, warrants       options,       (excluding securities
                                                                        and rights           warrants      reflected in column (a)
Plan Category                                                         (in thousands)        and rights         (in thousands)
-------------                                                       -----------------    --------------   -----------------------
                                                                             (a)                (b)                   (c)
Equity compensation plans approved by
 security holders (1).............................................          15,533             $13.91                3,275

Equity compensation plans not approved by
 security holders.................................................               -                  -                    -
                                                                            ------             ------                -----

Total.............................................................          15,533             $13.91                3,275
                                                                            ======             ======                =====

---------------
(1) The Company's Stock Incentive Plan (1998) provides for automatic increases each November 1 in the number of shares available for grant by 2.5% of the number of shares issued (including treasury shares). This plan restricts the number of shares available for grant in a year to a maximum of five million shares.

                               PERFORMANCE GRAPH

   The following graph and chart compares the five-year cumulative total return (assuming an investment of $100 was made on November 1, 1998 and that dividends, if any, were reinvested) from October 31, 1998 to October 31, 2003 for (i) the Company's common stock, (ii) the Standard & Poor's Homebuilding Index (the "S&P Homebuilding") and (iii) the Standard & Poor's 500 Composite Stock Index (the "S&P 500"):

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG TOLL BROTHERS, INC.,
                    S&P HOMEBUILDING INDEX AND S&P 500 INDEX




                                [GRAPHIC OMITTED]








October 31,                                                                   1998      1999     2000      2001      2002     2003
-----------                                                                  ------    ------   ------    ------    ------   ------
Toll Brothers, Inc. ......................................................   100.00     75.47   140.16    134.38    176.65   317.76
S&P Homebuilding .........................................................   100.00     76.00   110.12    110.86    152.70   284.98
S&P 500 ..................................................................   100.00    125.67   133.33    100.12     85.00   102.68

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION


Basic Policy Considerations

   The Company's compensation policies with respect to its executive officers, established by the Board's Executive Compensation Committee, are based on the principles that compensation should, to a significant extent, reflect the financial performance of the Company and the performance of the executive, and that a significant portion of executive officers' compensation should provide long-term incentives. It is the policy of the committee to set executive compensation at levels that are sufficiently competitive so that the Company will attract, retain and motivate the highest quality individuals to contribute to the Company's goals, objectives and overall financial success. Methods of compensation are designed to provide incentives for executive performance that result in continuing improvements in the Company's financial results, performance or condition, over both the short-term and the long-term, and to encourage continued service to the Company. A significant portion of executives' incentive compensation is paid in stock options and stock awards in order to align executive and shareholder interests. The compensation of each executive officer is based largely upon individual and Company performance.

   The compensation program is comprised of two elements: (a) annual salary and eligibility for short-term incentive awards in the form of cash bonuses, and (b) a long-term incentive program (principally stock options and, in the case of the Chief Executive Officer, a stock-based feature of the Cash Bonus
Plan) where the level of compensation is dependent on the performance of the Company's common stock. The details of this compensation program, with specific discussion of the programs applicable to the Chief Executive Officer, are set forth below.

Annual Compensation -- Executive Officers Other Than Chief Executive Officer

   The Executive Compensation Committee sets compensation by subjective evaluation of the individual performance of each executive and by marketplace valuations of comparable executives, although salary determinations are not based upon any specific or constant criteria.

   Executives are eligible for annual incentive cash bonuses. The awards for the Chief Operating Officer and Chief Financial Officer are made under the Company's Executive Officer Cash Bonus Plan. These awards are not intended to be in addition to market level compensation but instead are designed to cause a significant part of an executive's annual compensation to be dependent on the committee's assessment of the executive's performance based upon a set of goals established for each executive. Goals are established by the committee with respect to the executive's contributions to the Company's economic and strategic objectives, the efforts required of the executive and the executive's ability to develop, execute and implement short-term and long-term corporate goals.

Long-Term Compensation -- Stock Options

   The stock option component of the executive officers' compensation has been designed to provide executives with incentives for the enhancement of stockholder value through their efforts. Options are granted at fair market value on the date of grant and generally vest over a number of years, usually not fewer than four. The options have significant restrictions, typically for a period of three years from the date of grant, on the executive officer's ability to exercise the options and sell the shares acquired upon exercise without the consent of the appropriate stock option subcommittee. No constant criteria are used year to year in the granting of stock options. The Executive Compensation Committee makes a subjective determination of the effectiveness of the executive and the extent of the executive's contributions to the Company's success and, based on that determination, awards stock options to deserving executive officers. Because the options are granted with exercise prices equal to the fair market value of the underlying common stock on the date of grant, any value that ultimately accrues to the executive is based entirely upon the Company's performance, as perceived by investors who establish the market price for the common stock.

2003 Compensation for Chief Executive Officer

   In 1990, the Board of Directors decided that salary, bonus and option grants for the Company's Chief Executive Officer, Robert I. Toll, should be determined pursuant to objective measurements, including appropriate performance criteria in addition to compensation that reflects market rates for comparable executives. Since 1995, the base salary for Robert I. Toll has been determined by a formula intended to increase his base salary by no less than the increase in the Consumer Price Index (using U.S. Department of Labor definitions) and by no more than the average percentage increase in compensation of the five highest percentage compensation increases of the Company's next ten most highly compensated employees for the adjustment year. From 1998 through 2002, Mr. Toll agreed to limit his base salary to $1,000,000. For fiscal 2003, the Executive Compensation Committee awarded Mr. Toll an annual base salary of $1,150,000.

   Cash bonuses for Robert I. Toll are determined based on formulas contained in the Company's Cash Bonus Plan, as amended from time to time. In 1996, the Executive Compensation Committee and the Board of Directors determined that by obtaining the agreement of Mr. Toll to accept his bonus in shares of the Company's stock rather than in cash, the interests of the Chief Executive Officer and the Stockholders would be further aligned. The Executive Compensation Committee and the Board of Directors amended the Cash Bonus Plan on May 29, 1996 with Stockholder approval given at the 1997 Annual Meeting of Stockholders, to provide that Mr. Toll's bonuses for fiscal years ended October 31, 1996, October 31, 1997 and October 31, 1998 would be paid in shares of common stock, which payments would be in the form of an award under the terms of the 1995 Plan. The Executive Compensation Committee and the Board of Directors further amended the Cash Bonus Plan on December 10, 1998, with Stockholders' approval given at the 1999 Annual Meeting of Stockholders, to provide that Mr. Toll's bonuses for fiscal years ended October 31, 1999, October 31, 2000, and October 31, 2001 would be paid in shares of common stock, which payments would be in the form of an award under the terms of the 1998 Plan.

   In 2000, the Executive Compensation Committee and the Board of Directors, with the assistance of an independent compensation consultant, reviewed the provisions of the Cash Bonus Plan to determine whether it was in the best interest of the Company to again amend the Cash Bonus Plan to continue the practice of paying Mr. Toll's bonuses in shares of common stock. The Executive Compensation Committee and the Board of Directors concluded that tying the value of the bonus of Robert I. Toll to the stock price continued to be a valuable incentive to align the interests of Mr. Toll with those of the Stockholders. Accordingly, the Executive Compensation Committee and the Board of Directors amended the Cash Bonus Plan on December 14, 2000, with Stockholder approval given at the 2001 Annual Meeting of Stockholders, to provide that: (a) all bonus payments made under the Cash Bonus Plan with respect to the fiscal years ended October 31, 2002 and October 31, 2003, and the year ending October 31, 2004, will be paid in shares of common stock, which payments will be in the form of an award under the terms of the 1998 Plan; (b) the number of shares of common stock awarded pursuant to the aforementioned provisions of the Cash Bonus Plan will be determined by dividing the dollar amount of each bonus (as determined in accordance with the Cash Bonus Plan) by $19.3125 (the fair market value of a share of common stock, as adjusted for the Company's March 2002 two-for-one stock split, determined as of December 20, 2000 in accordance with the provisions of the 1998 Plan for determination of fair market value); (c) the Executive Compensation Committee has the discretion to terminate the application of the provisions of the Cash Bonus Plan described in subparagraphs (a) and (b) above, at any time, effective no sooner than six months after such decision to terminate is made by the Executive Compensation Committee, in which event all bonuses payable on or after the effective date of such termination will be payable in cash only; and (d) upon receipt of a request by Robert I. Toll, based on his concerns regarding adverse tax consequences to him, the Executive Compensation Committee may, in its sole discretion, suspend the application of the stock award provisions described in subparagraphs (a) and (b) above, provided that such action will not cause any increase in the amount or value of a bonus that would otherwise be payable under the Cash Bonus Plan. In the event of suspension of the stock award provisions, all bonuses will be payable only in cash until such time as the Executive Compensation Committee determines to reinstate the stock award provisions.

   The Cash Bonus Plan was further amended by the Executive Compensation Committee and the Board of Directors on December 14, 2000, with Stockholder approval given at the 2001 Annual Meeting of Stockholders, to provide that Mr. Toll will receive cash bonus awards (before consideration of the stock award feature of the plan, described above) for fiscal years ended October 31, 2002 and each year thereafter equal to the sum of (a) 1.5% of the Company's income before income taxes (as defined in the Cash Bonus Plan) to the extent such income for the fiscal year for which the bonus is being calculated was greater than 10% and less than or equal to 20% of stockholders' equity (as defined in the Cash Bonus Plan) of the Company as of the end of the fiscal year preceding the fiscal year for which the bonus is being calculated, plus (b) 3.0% of the Company's income before income taxes (as defined in the Cash Bonus Plan) to the extent such income for the fiscal year for which the bonus is being calculated was greater than 20% and less than or equal to 30% of stockholders' equity as of the end of the fiscal year preceding the fiscal year for which the bonus is being calculated, plus (c) 6% of the Company's income before income taxes (as defined in the Cash Bonus Plan) to the extent such income for the fiscal year for which the bonus is being calculated is greater than 30% of stockholders' equity of the Company as of the end of fiscal year preceding the fiscal year for which the bonus is being calculated. The plan generated a cash bonus for fiscal 2003, before consideration of the stock award feature of the plan as described above, that was 17% higher than the cash bonus generated by the plan for fiscal year 2002. Payment of the cash bonus to Robert I. Toll for the 2003 fiscal years was made in the form of an award of shares of common stock which as of the end of the 2003 fiscal year had a market value of $36.84 per share with an aggregate market value of $20,293,565. If this bonus had been paid in cash instead of stock, Mr. Toll would have received $10,638,422.

   The Cash Bonus Plan is intended to provide bonuses that will be treated as "performance based compensation" exempt from the limitations on deductibility imposed under Section 162(m) of the Code.

   Respectfully submitted on December 11, 2003, by the members of the Executive Compensation Committee of the Board of Directors.

                                        Carl B. Marbach, Chairman
                                        Stephen A. Novick

                          REPORT OF THE AUDIT COMMITTEE


   The Audit Committee of the Board of Directors (the "Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company's financial statements and the reporting process, including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the Company's audited financial statements for the year ended October 31, 2003 with management including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   In addition, the Committee reviewed with the Company's independent auditors, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States, their judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards (including Statement on Auditing Standards No.
61). In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and reviewed and approved the compatibility of non-audit services with the auditors' independence. The Committee reviewed the services provided by Ernst and Young LLP and approved the fees paid to them for fiscal 2003.

   The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's systems of internal control, and the overall quality of the Company's financial reporting. The Committee, or its Chairman, meets with the independent auditors and management prior to the release of Company financial information or the filing of any such information with the SEC. The Committee reviewed the Company's internal controls and, consistent with Section 302 of the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, met with management and the auditors prior to the filing of officers' certifications required by that statute to receive any information concerning (a) significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect the Company's ability to record, process, summarize and report financial data and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. The Committee further received reports throughout the year on the progress of the review of the Company's internal controls for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

   In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended October 31, 2003 for filing with the Securities and Exchange Commission. The Committee's recommendation was considered and approved by the Board of Directors. The Committee also re-appointed, subject to stockholder approval, Ernst and Young LLP as the Company's independent auditors for the 2004 fiscal year.

   The Committee reviewed and amended the Audit Committee charter in fiscal
2003.

   Respectfully submitted on December 11, 2003, by the members of the Audit Committee of the Board of Directors.

                                        Paul E. Shapiro, Chairman
                                        Edward G. Boehne
                                        Roger S. Hillas
                                        Carl B. Marbach

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


   Section 16(a) of the Securities Exchange Act of 1934 and the regulations thereunder require certain of the Company's officers, as well as the Company's directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and written representations received from reporting persons, the Company believes that all filings required to be made by the reporting persons for the period November 1, 2002 through October 31, 2003 were made on a timely basis.

                              CERTAIN TRANSACTIONS

   In order to help provide for an orderly market in the Company's common stock in the event of the death of either Robert I. Toll or Bruce E. Toll, or both of them (the "Tolls"), the Company and the Tolls entered into agreements in 1995 in which the Company agreed to purchase from the estate of each of the Tolls $10 million of the Company's common stock (or a lesser amount under certain circumstances), at a price equal to the greater of fair market value (as defined) or book value (as defined). Each of the Tolls agreed to allow the Company to purchase $10 million of life insurance on his life. In addition, each of the Tolls granted to the Company, at no cost to it, an option to purchase up to an additional $30 million (or a lesser amount under certain circumstances) of common stock from his estate. The agreements expire in October 2005.

   In addition to the performance of their duties for the Company, the Tolls, either jointly or independently, have engaged, and continue to engage, in certain other businesses in real estate. These businesses include the purchase, sale and management of townhome, apartment, condominium, commercial and industrial real estate projects for rental. The Company leases, at what it believes to be competitive market rates, certain office space from a business controlled by Robert I. Toll, Bruce E. Toll, Zvi Barzilay and Joel H. Rassman. During the last fiscal year, the Company paid to such business approximately $57,500 in rent. The Company provided services to other businesses controlled by the Tolls during the fiscal year, which were billed at cost and paid throughout the year in advance with monies deposited with the Company to pay for services provided by the Company to them. These transactions are reviewed and monitored by the Audit Committee. In addition to the foregoing, Mr. Robert
I. Toll has agreed, with the approval of the Executive Compensation Committee, to pay for one-half of the cost of an employee of the Company who provides Mr. Toll with investment advice.

   To take advantage of commercial real estate opportunities, the Company formed Toll Brothers Realty Trust Group (the "Trust") in 1998. The Trust is effectively owned one-third by the Company, one-third by Robert I. Toll, Bruce
E. Toll (and members of his family), Zvi Barzilay (and members of his family), Joel H. Rassman, and other members of the Company's senior management, and one-third by the Pennsylvania State Employees Retirement System (collectively, the "Shareholders").

   The Shareholders entered into subscription agreements whereby each group has agreed to invest additional capital in an amount not to exceed $9.3 million if required by the Trust. The subscription agreements, which were to expire in August 2003, were extended until August 2005. At October 31, 2003, the Company had an investment of $5.5 million in the Trust.

   In December 2002, the Company's Board of Directors, upon the recommendation of its Real Estate Utilization Committee (the "Committee"), which is comprised of members of the Board of Directors who do not have a financial interest in the Trust, approved the sale to the Trust of a 62.2-acre parcel of land, which is a portion of the Company's multi-product community known as The Estates at Princeton Junction in New Jersey, that is intended for development as multi-family rental apartment buildings (the "Property"). The Committee's recommendation that the Company sell the Property to the Trust rather than to an outside third party was based upon the following advantages to the Company: (a) the Company will be able to influence the design and construction quality so as to enhance the overall community; (b) there are synergies of development and marketing costs which may be a benefit to the Company; (c) the Trust will maintain a high quality of operations, ensuring that the existence of the apartments in the community will not negatively affect the image of the community as a whole; and (d) as has been our experience with another Trust property, apartment tenants are potential customers for the purchase of the Company's townhomes and single-family homes. Moreover, the sale has allowed the Company to recover cash, remove the Property from the Company's balance sheet, and free the Company from the need to provide capital from its credit facility to build the apartment units. The $9.8 million sales price was approved by the Committee after reviewing an offer from an independent third party and after reviewing an independent professional appraisal. The sale was completed in May 2003.

   The Company provides development, finance and management services to the Trust and received fees under the terms of various agreements of approximately $1.0 million in fiscal 2003. The Company believes that these transactions, including the sale of the Property, between itself and the Trust were on terms no less favorable than it would have agreed to with unrelated third parties. The Company also incurs certain costs on behalf of the Trust for which the Company is reimbursed by the Trust. These fees and reimbursements were paid to the Company throughout the year. The amount due the Company for fees and reimbursements as of October 31, 2003, was approximately $94,000. The largest amount due the Company from the Trust at any time during the last fiscal year was approximately $377,000.

   Jeffery Franz, the husband of Robert I. Toll's daughter, is employed by the Company as an Assistant Vice President, Regional Director of Eastern States Engineering, and earned in fiscal 2003 $94,000 in base salary. In addition to his base salary, Mr. Franz received a bonus of $12,500 and options for 2,500 shares of common stock which vest over four years. Mr. Franz also received normal fringe benefits such as medical insurance, life insurance, disability insurance, contributions to the Company's 401(k) Plan and auto and gas allowances with an estimated aggregate value of $23,500. Adam Barzilay, the son of Zvi Barzilay, is employed by the Company as Director of Development and earned in fiscal 2003 $85,000 in base salary. In addition to his base salary, Mr. Barzilay received a bonus of $6,000 and options for 500 shares of common stock which vest over four years. Mr. Barzilay also received normal fringe benefits such as medical insurance, life insurance, disability insurance, contributions to the Company's 401(k) Plan and auto and gas allowances with an estimated aggregate value of $15,600. The Company believes that the compensation earned by each of Messrs. Franz and Barzilay is equivalent to the compensation it would pay to unrelated individuals for similar positions.

   The Audit Committee, concerned with the safety and security of Company executives while traveling on Company business, and the extensive amount of time lost due to such travel, approved the chartering, from time to time, for business purposes, of an aircraft that is owned by companies owned by Robert
I. Toll. The charter rates are less than those generally charged in the industry for the same type aircraft. In fiscal 2003 and the period from the end of fiscal 2003 through the date of this proxy statement, Mr. Toll's companies have received or are entitled to receive fees for chartering the aircraft of approximately $99,000 from the Company.

   A subsidiary of the Company sold an aggregate of $550 million of senior notes, guaranteed by the Company, in two offerings during the 2003 fiscal year. One of these offerings, in the principal amount of $300 million, was made to initial purchasers that included Salomon Smith Barney Inc., as a joint book running manager, and the other was made to Citigroup Global Markets Inc., as initial purchaser (by the time of the second offering, Salomon Smith Barney Inc. had become Citigroup Global Markets Inc.; both are referred to hereinafter as "Citigroup"). Both transactions were effected after extensive bidding and negotiations with several major investment banking firms specializing in such debt offerings, wherein the Company was principally concerned about obtaining the best terms under the circumstances, as well as dependable execution. The Company has been advised that Robert Snyder, the brother of Robert I. Toll's wife and a First Vice President of Citigroup, received $60,000 of compensation in connection with these two offerings. In addition, in

August 2003, the Company sold three million shares of its common stock to Citigroup, as underwriter, after extensive negotiations with other investment banking firms. The Company has been informed that Mr. Snyder did not receive any compensation for the common stock offering. The Company also used Citigroup to repurchase 655,300 shares of its common stock during fiscal 2003 for which Citigroup received $32,765 in commissions. The Company has been informed that Mr. Snyder received $6,553 of these commissions for his involvement in the repurchase program. The commission rate paid to Citigroup was comparable to those paid to other brokerage firms involved in the Company's repurchase program.

   Ballard, Spahr, Andrews & Ingersoll, LLP, the law firm of which Richard J. Braemer, a director of the Company, is a partner, acted as counsel to the Company in various matters during fiscal 2003 and was paid aggregate fees of approximately $217,000 during that period.

   For information regarding certain other transactions, see "Proposal One -- Election of Directors for Terms Ending 2007 -- Compensation of Directors."

                STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

   Stockholders interested in submitting a proposal to be considered for inclusion in the Company's proxy statement and form of proxy for the 2005 Annual Meeting of Stockholders may do so by following the procedures prescribed by SEC Rule 14a-8. To be eligible for inclusion, proposals must be submitted in writing and received by the Company at the address appearing on the first page of this proxy statement by October 19, 2004.

   A Stockholder of the Company may wish to have a proposal presented at the 2005 Annual Meeting of Stockholders, but not to have such proposal included in the Company's proxy statement and form of proxy relating to that meeting. Under the Company's bylaws, except as otherwise prescribed by the presiding officer, no business may be brought before the annual meeting unless it is specified in the notice of meeting or is otherwise brought before the meeting at the direction of the Board of Directors, by the presiding officer, or by a Stockholder entitled to vote who has delivered written notice to the Company (containing certain information specified in the bylaws about the Stockholder and the proposed action) not less than 60 or more than 90 days prior to the first anniversary of the preceding year's annual meeting -- that is, with respect to the 2005 Annual Meeting, between December 19, 2004 and January 18, 2005. In addition, any Stockholder who wishes to submit a nomination for director to the Board must deliver written notice of the nomination within this time period and comply with the information requirements in the bylaws relating to stockholder nominations. If notice of any such proposal is not submitted in writing and received by the Company at the address appearing on the first page of this proxy statement by January 18, 2005, then such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934 and, therefore, the persons appointed by the Company's Board of Directors as its proxies will have the right to exercise discretionary voting authority with respect to such proposal. These requirements are separate from and in addition to (i) the SEC requirements referenced above for inclusion of a stockholder proposal in the Company's proxy statement, and (ii) the requirements set forth below for having the Company's Nominating and Corporate Governance Committee consider a person, who has been recommended by certain Stockholders, for nomination as a director.

                    PROCEDURES FOR NOMINATING OR RECOMMENDING
                     FOR NOMINATION CANDIDATES FOR DIRECTOR

   Any Stockholder may submit a nomination for director by following the procedures outlined in Section 2-8 of the Company's bylaws. In addition, the Nominating and Corporate Governance Committee has adopted a policy permitting Stockholders to recommend candidates for director under certain circumstances. The Nominating and Corporate Governance Committee will only consider nominating a director candidate if recommended by any Stockholder who has been a continuous record owner of at least 1% of the common stock of the Company for at least one year prior to submission of the candidate's name and who provides a written statement that the holder intends to continue ownership of the shares through the annual meeting of Stockholders. Notice must be given to the Nominating and Corporate Governance Committee of stockholder recommendations no more than 150 days and no less than 120 days prior to the anniversary date of this proxy statement. A candidate recommended by a Stockholder shall, at a minimum, possess a background that includes a solid education, extensive business experience and the requisite reputation, character, integrity, skills, judgment and temperament, which, in the Nominating and Corporate Governance Committee's view, have prepared him or her for dealing with the multi-faceted financial, business and other issues that confront a Board of Directors of a corporation with the size, complexity, reputation and success of the Company.

                             SOLICITATION OF PROXIES

   The enclosed form of proxy is being solicited on behalf of the Company's Board of Directors. The Company will bear the cost of the solicitation of proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone, telegraph or telecopy by directors, officers or regular employees of the Company, or by a professional proxy solicitation organization engaged by the Company.

                           ANNUAL REPORT ON FORM 10-K

   The Company makes available free of charge on www.tollbrothers.com the Company's annual report on Form 10-K (including the financial statements and schedule thereto) as filed with the Securities and Exchange Commission. The Company will provide without charge to each person whose proxy is being solicited by this proxy statement, on the written request of any such person, a copy of the Company's Annual Report on Form 10-K (including the financial statements and schedule thereto) as filed with the Securities and Exchange Commission for its most recent fiscal year. Such written requests should be directed to Director of Investor Relations, at the address of the Company appearing on the first page of this proxy statement.


                                     By Order of the Board of Directors


                                     Michael I. Snyder
                                     Secretary

Huntingdon Valley, Pennsylvania
February 16, 2004

ADDENDUM "A"

                               TOLL BROTHERS, INC.

                             Audit Committee Charter
                         (As Amended September 11, 2003)

Organization

   The audit committee of the board of directors shall be comprised of such number of members as designated by the board of directors from time to time, who meet the independence and experience requirements of the New York Stock Exchange and the independence requirements of Rule 10A-3(b)(i) of the Securities Exchange Act of 1934. At least one member of the Committee shall be designated by the Board as an "audit committee financial expert," as defined in Item 401 of the Securities and Exchange Commission's Regulation S-K, unless the Board determines that there is no audit committee financial expert on the Committee.

Statement of Purpose

   The audit committee shall provide assistance to the directors in fulfilling their responsibilities relating to (1) the integrity of the company's financial statements, (2) the company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the company's internal audit function and independent auditor. In addition, the audit committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

   In effecting its purposes, the audit committee shall maintain free and open communication among the directors, the independent auditor, the internal auditors and the financial management of the Company.

Committee Duties and Responsibilities

   The audit committee shall have the responsibility and authority for the appointment, compensation, retention, evaluation, termination and oversight of the Company's independent auditor (subject, if applicable, to shareholder ratification), including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the audit committee. The audit committee shall approve all audit engagement fees and terms and shall pre-approve, either specifically or, where appropriate, by the establishment of a policy with regard thereto, all non-audit engagements with the independent auditor. The audit committee shall consult with management, but shall not delegate these responsibilities.

   The audit committee shall meet as often as it determines, but not less frequently than quarterly, and shall report regularly to the board of directors. The audit committee may form and delegate authority to subcommittees when appropriate.

   The audit committee shall have the authority, to the extent it deems necessary or appropriate, to retain outside legal, accounting or other advisors to advise the committee and shall, as appropriate, obtain advice and assistance from such advisors.

   The audit committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

   The Company must provide for appropriate funding, as determined by the audit committee, for payment of (i) compensation to the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any outside legal, accounting or other advisors employed by the audit committee, and (iii) ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

   The audit committee shall meet separately with management, the internal auditors and the independent auditor in separate executive sessions periodically.

   The audit committee shall make regular reports to the Board. The audit committee shall annually review the audit committee's own performance.

   The audit committee shall consider and act upon any matters required by law to be acted upon by them and may consider and act upon any other matters deemed appropriate by the committee.

   In carrying out its duties and responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

   In carrying out its duties and responsibilities, the audit committee, to the extent it deems necessary or appropriate, will:

Review Procedures

    1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

    2. Review with the independent auditor, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

    3. Inquire of management, the internal auditor, and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

    4. The audit committee shall (a) review and discuss, prior to their filing on Form 10-K or 10-Q, respectively, the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the use of pro-forma or adjusted non-GAAP information, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K; and (b) discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, provided that such discussion may be general in nature, and the audit committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

    5. Review with the Company's independent auditor any audit problems or difficulties and management's response.

    6. Discuss with management and the independent auditor: (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company, and (d) issues with respect to risk assessment and risk management.

Oversight of the Company's Relationship with the Independent Auditor

    7. Have a clear understanding with the independent auditor that they are ultimately accountable to the audit committee, as the shareholders' representatives, and that the audit committee has the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

    8. Obtain and review with the independent auditor, a report from the independent auditor regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and (c) any steps taken to deal with any such issues delineating the nature and scope of all of the independent auditor's relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the independent auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditor. The audit committee shall present in its conclusions to the Board and, if so determined by the audit committee, recommend that the Board take appropriate action to satisfy itself of the qualifications, performance and independence of the independent auditor.

    9. Set clear hiring policies for employees or former employees of the Company's independent auditor.

   10. Discuss with the national office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

   11. Meet with the independent auditor and financial management of the Company as necessary to review or discuss the audit scope for the current year and audit procedures to be utilized; at the conclusion of the audit, review the audit results and approaches and financial information included in the financial statements and discuss the auditor's judgments about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting, including the matters required to be discussed by Statement on Accounting Standards No. 61.

   12. Request assurance from the independent auditor that Section 10A of the Securities Exchange Act of 1934 has been satisfied.

Oversight of the Company's Internal Audit Department

   13. Review and concur with management's appointment, termination, or replacement of the director of internal audit.

   14. Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditor.

   15. Receive prior to each meeting, a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

Other Audit Committee Responsibilities

   16. Investigate any matter brought to its attention within the scope of its duties, with the power to utilize inside or outside counsel, or other persons or entities having special competence as necessary, for this purpose if, in its judgment, that is appropriate.

   17. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or accounting matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

   18. Obtain reports from management, the Company's senior internal auditing executives and the independent auditor that the Company and its subsidiaries and affiliated entities are in conformity with applicable legal requirements, the Company's Code of Business Conduct and Ethics and the Company's Code of Ethics for Senior Executive Officers. Review reports and disclosures of affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics and the Company's Code of Ethics for Senior Executive Officers.

   19. Serve as the Qualified Legal Compliance Committee (the "QLCC") in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and Section 205 of the SEC's Standards of Professional Conduct for Attorneys ("Standards"). As the QLCC the audit committee shall:

       (a) Establish written procedures for the confidential receipt, retention and consideration of evidence of a material violation under Section
           205.3 of the Standards by any officer, director, employee or agent of the Company (each, a "material violation") that is reported to the audit committee by the Company's chief legal officer or other legal advisors.

       (b) Inform the Company's chief legal officer or chief executive officer of any report of evidence of a material violation that is reported to the audit committee by the Company's chief legal officer or other legal advisors.

       (c) Determine whether an investigation is necessary regarding any report of evidence of a material violation that is reported to the audit committee by the Company's chief legal officer or other legal advisors. If the audit committee determines an investigation is necessary or appropriate: (i) notify the full Board; (ii) initiate an investigation, which may be conducted either by the chief legal officer or by outside attorneys, and (iii) retain such additional expert personnel as the audit committee deems necessary. At the conclusion of any such investigation: (x) recommend, by majority vote, that the Company implement an appropriate response (as defined in Section 205.2(b) of the SEC's Standards) to evidence of any material violation; and (y) inform the chief legal officer, the chief executive officer and the Board of the results of any such investigation and any appropriate remedial measures to be adopted.

       (d) Acting by majority vote, take all other appropriate action to respond to evidence of any material violation that is reported to the audit committee by the Company's chief legal officer or other legal advisors.

   20. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Company's financial statement or accounting policies.

   21. Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

Limitation of Audit Committee's Role

   While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

ADDENDUM "B"

                               TOLL BROTHERS, INC.

              Nominating and Corporate Governance Committee Charter

   This Charter has been adopted by the Board of Directors of Toll Brothers, Inc. (the "Company") to govern its Nominating and Corporate Governance Committee (the "Committee"), which shall have the authority, responsibility and specific powers described below.

Purposes. The Committee's principal purposes are (a) to identify individuals qualified to become members of the Board of Directors and select, or recommend that the Board of Directors select, the director nominees for the next annual meeting of stockholders, (b) to develop and recommend to the Board of Directors a set of corporate governance guidelines applicable to the company, and (c) to provide an annual report to the Board of Directors which shall include the results of the Committee's annual evaluation of its performance, all in accordance with applicable laws or regulations of governmental authorities, applicable rules of the New York Stock Exchange ("NYSE"), the Pacific Exchange (the "PE") and/or any other stock exchange where the Company's securities are from time to time listed (collectively, "Applicable Requirements").

Goals and Responsibilities. The Committee shall perform its duties in a manner consistent with the criteria set forth in this Charter for selecting new directors, and shall conduct oversight for the evaluation of the Board of Directors and management.

Criteria for Selecting New Directors. The Committee, in selecting, or in recommending the selection of, nominees for directors, shall consider all applicable statutory, regulatory, case law and NYSE requirements with regard thereto, including when appropriate those applicable to membership on the Audit Committee, as well as whatever other criteria it deems appropriate.

Committee Member Qualifications. The members of the Committee shall satisfy any Applicable Requirements, including the "independence" requirements of the NYSE from time to time in effect and applicable to the Company. Committee members shall be appointed and removed by the Board of Directors. A member of the Committee shall be selected by the Board of Directors to serve as the Committee's chairperson. The Committee may delegate any position of its authority to a subcommittee comprised solely of its members.

Committee Meetings and Reporting. The Committee shall meet annually, or more frequently if deemed appropriate by its chairpersons or a majority of its members. The Committee shall make regular reports to the Board of Directors.

Board Size and Members. The Committee shall evaluate from time to time the appropriate size of the Board of Directors and recommend any increase or decrease with respect thereto; recommend any changes in the composition of the Board of Directors so as to best reflect the objectives of the Company and the Board of Directors; establish processes for developing candidates for Board membership, and for the conducting of searches for Board candidates; and propose a slate of Directors with respect to each class of Directors to be elected at each annual meeting of the Company's stockholders.

Board Compensation. The Committee shall evaluate and make recommendations to the Board of Directors with respect to compensation of Directors of the Company.

Establish Recommended Corporate Governance Guidelines. The Committee shall adopt corporate governance guidelines consistent with requirements of the NYSE.

Establish Procedures and Policies Regarding the Nominating Functions of the Committee. The Committee shall establish whatever procedures it deems necessary or appropriate to comply with rules of the Securities and Exchange Commission imposing requirements on nominating committees in connection with the director nominating process.

Changes to Corporate Governance Instruments. Review proposed changes in, and where appropriate, propose changes with respect to, the Company's governing instruments, including, but not limited to, its Certificate of Incorporation and Bylaws, as such documents relate to corporate governance and succession matters.

Advisors. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including the sole authority to approve the search firm's fees and other retention terms. The Committee may also retain counsel of its choice and other advisors which the Committee deems necessary.

Annual Performance Evaluation. The Committee shall annually review its own performance and report to the Board of Directors the conclusions of the Committee resulting from such review.

Adopted by the Board of Directors: December 12, 2002
As amended: December 11, 2003

ADDENDUM "C"

                               TOLL BROTHERS, INC.

                    Executive Compensation Committee Charter

   This Charter has been adopted by the Board of Directors of Toll Brothers, Inc. (the "Company") to govern its Executive Compensation Committee (the "Committee"), which shall include the Company's Compensation and Stock Based Compensation Committee for Key Executives and Non-Employee Directors and its Administrative Subcommittee for the Company's Stock Based Compensation Plans, which Committee shall have the authority, responsibility and specific powers described below.

Purposes

   The Committee's principal purposes are (i) to discharge the responsibilities of the Board of Directors relating to the compensation of the Company's officers in accordance with the provisions of this Charter, including the Committee's evaluation of, and approval of or recommendations to the Board of Directors with respect to, the plans, policies and programs relating to the compensation of the Company's officers, subject to approval of the Company's stockholders in those instances where stockholder approval is required by applicable laws or regulations of governmental authorities or applicable rules of the New York Stock Exchange ("NYSE") or any other stock exchange where the Company's securities are from time to time listed (collectively, "Applicable Requirements"), and (ii) to produce an annual report on executive compensation for inclusion in the Company's proxy statement in accordance with Applicable Requirements.

Committee Membership

   The Committee shall consist of the number of members fixed from time to time by the Board of Directors, but shall at all times consist of not less than two members. The Committee shall have a chairperson(s) who shall be appointed by the Board of Directors. Each member of the Committee shall be a member of the Board of Directors who satisfies any Applicable Requirements, including any "independence" requirements of the NYSE from time to time in effect and applicable to the Company.

   The members of the Committee shall be appointed by the Board of Directors, The members of the Committee may be removed by the Board of Directors.

Committee Authority and Responsibilities

   The Committee shall annually review and approve corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer (the "CEO"), evaluate the CEO's performance in light of those goals and objectives, and set the CEO's compensation level based on this evaluation. In determining the long-term incentive component of the CEO's compensation, the Committee will consider the Company's performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.

   The Committee shall annually review and approve, for the CEO and each of the other executive officers, the Vice Chairman and any other officers recommended by the Board of Directors, as applicable, the following: the annual base salary level; the annual incentive opportunity level; the long-term incentive opportunity level; the provisions of any employment agreement, severance arrangement or change-in-control agreement; and any special or supplemental benefits.

   The Committee shall make recommendations to the Board of Directors with respect to incentive-compensation plans and equity-based plans.

   The Committee shall have the sole authority to retain and terminate any compensation consultant retained to assist in the evaluation of the compensation of the Company's directors and officers, including the CEO, and shall have sole authority to approve the fees and other terms applicable to the engagement of each such consultant so retained. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

   The Committee shall administer the Company's stock option and stock incentive plans (except to the extent the Board of Directors serves as administrator under such plans), the Cash Bonus Plan and the Executive Officer Cash Bonus Plan, in each case, in accordance with the terms of the plan and in accordance with Applicable Requirements.

   The Committee shall be responsible for producing an annual report on executive compensation for inclusion in the Company's proxy statement relating to its annual meeting of stockholders in accordance with Applicable Requirements.

   The Committee shall make regular reports to the Board of Directors.

   The Committee shall review and reassess the adequacy of this Charter annually and, upon the completion of each such review, recommend any proposed changes to the Board of Directors for approval.

   The Committee shall annually evaluate its own performance and report to the Board of Directors the conclusions of the Committee resulting from such review.

   Other than the reports required to be made by the Committee, each of which shall be made by the entire Committee, the Committee may from and delegate authority to one or more subcommittees. Each such subcommittee shall consist of one or more members of the Compensation Committee.

Adopted by the Board of Directors: December 12, 2002
As amended: December 11, 2003

ADDENDUM "D"

                               TOLL BROTHERS, INC.

                         Corporate Governance Guidelines

   The following constitute the corporate governance guidelines of Toll Brothers, Inc. established by the Company's Board of Directors:

Director Qualification Standards. The qualifications standards of members of the Board of Directors shall, in the minimum, reflect the independence and other requirements set forth in the applicable rules of the New York Stock Exchange and any applicable federal and state laws. Any substantive qualification requirements for membership on the Board of Directors, including a policy limiting the number of boards on which a Director may sit, and Director tenure, retirement and succession, shall be determined from time to time by the Company's Nominating/Corporate Governance Committee.

Director Responsibilities. The business and affairs of the Company shall be under the direction of the Board of Directors. The Board shall have oversight of management's conduct of the business and shall review the Company's financial results. Directors are expected to dedicate themselves to promoting the best interests of the stockholders as respects corporate governance, fiduciary responsibilities, duty of loyalty, compliance with applicable laws and review and familiarity with the Company's accounting, operational, internal controls, disclosure controls and policies and other major corporate functions. The Board shall be responsible for selecting, evaluating and replacing officers of the Company in accordance with the Bylaws of the Company. Board members are expected to attend meetings, except for good reason, and to be prepared for meetings by becoming familiar with materials distributed to them.

Directors Access to Management; Independent Advisors. The Board, and each of its members, shall have direct access to management of the Company and, where the Board deems necessary and appropriate, independent advisors.

Director Compensation. The Board shall set, and from time to time review, its compensation and may seek independent advice with respect thereto. Compensation for Directors may be in the form of Director's fees, as well as formula-based stock options pursuant to a plan or plans approved by stockholders; provided, however, that separate or additional compensation may be provided for committee membership and for Chairs of committees or subcommittees. Board members may be compensated for their expenses in attending meetings and fulfilling functions assigned to them by the Board or committees. The Board should be sensitive to questions relating to Directors' independence which may be raised with regard to excess fees and benefits, charitable contributions to organizations in which a Director is affiliated, consulting or other agreements with a Director and, generally, any interested party or conflict of interest transactions.

Director Orientation and Continuing Education. The Board of Directors shall assure that there is a continuing process for orientation of Board members to the changing aspects of the Company's business and continuing education with regard to the Company's operations and financial status.

Management Succession. The Board should be sensitive to succession planning issues, including policies and principles for selection of a chief executive officer, performance review and policies regarding succession in the event of an emergency or the retirement of the CEO.

Annual Performance Evaluation of the Board. The Board should conduct a self evaluation at least annually to determine whether it and its Committees are functioning effectively.

Adopted by the Board of Directors: December 12, 2002
Amended: December 11, 2003

ADDENDUM "E"

                              TOLL BROTHERS, INC.

  Code of Ethics for Principal Executive Officer and Senior Financial Officers

   This Code of Ethics for the Principal Executive Officer and the Senior Financial Officers (the "Code") of Toll Brothers, Inc. (the "Company") applies to the Company's principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions designated by the Company's Board of Directors (collectively, the "Senior Officers"). The Senior Officers must conduct themselves in accordance with the principles and responsibilities set forth in this Code. Senior Financial Officers who violate this Code may be subject to disciplinary action. This Code has been adopted by management after review by the Audit Committee.

   Each of the Senior Officers shall:

    1. Act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

    2. Avoid transactions that involve potential conflicts of interest, which have not been appropriately processed in accordance with Company policy or reviewed and approved by the Board of Directors or the appropriate Board Committee; disclose to one of individuals designated in item 11, below, any material transaction or relationship that reasonably could be expected to give rise to such a conflict.

    3. Provide full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the SEC and in other public communications made by the Company.

    4. Comply in good faith with applicable laws, rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies.

    5. Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing his or her independent judgment to be subordinated.

    6. Respect the confidentiality of information acquired in the course of his or her work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of his or her work shall not be used for personal advantage.

    7. Maintain skills important to his or her constituents' needs.

    8. Promote ethical behavior as a responsible partner among peers in his or her work environment.

    9. Achieve responsible use of and control over all assets and resources employed or entrusted to him or her.

   10. Be accountable for adherence to this Code.

   11. Promptly report any violations of this Code to one of the following persons: Chief Executive Officer, General Counsel, Chairman of the Audit Committee.

Adopted: December 12, 2002

                               TOLL BROTHERS, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

                 Annual Meeting of Stockholders - March 18, 2004

       The undersigned stockholder of Toll Brothers, Inc. (the "Company"), revoking all previous proxies, hereby appoints ROBERT I. TOLL, BRUCE E. TOLL AND CARL B. MARBACH, and each of them individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at the offices of the Company, 3103 Philmont Avenue, Huntingdon Valley, Pennsylvania on March 18, 2004, and at any adjournment or postponement thereof. Said proxies are authorized and directed to vote as indicated with respect to the matters specified on the reverse side.


       This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. Unless otherwise specified, the shares will be voted "FOR" the election of the four Director nominees named on the reverse side and "FOR" the approval of Ernst & Young LLP as the Company's independent auditors for the 2004 fiscal year. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.


                           (Continued on reverse side)

                                                  ANNUAL MEETING OF STOCKHOLDERS OF


                                                         TOLL BROTHERS, INC.

                                                           March 18, 2004

                                                     Please date, sign and mail
                                                       your proxy card in the
                                                      envelope provided as soon
                                                            as possible.

                               Please detach along perforated line and mail in the envelope provided.
------------------------------------------------------------------------------------------------------------------------------------

____________________________________________________________________________________________________________________________________
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE FOUR DIRECTOR NOMINEES NAMED BELOW AND "FOR" PROPOSAL 2.

    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]
____________________________________________________________________________________________________________________________________
                                                                                                                 FOR AGAINST ABSTAIN
1. Election of Directors:                                          2. The approval of Ernst & Young LLP as the   [ ]   [ ]     [ ]
                                                                      Company's auditors for the 2004 fiscal
                                                                      year.

                                    NOMINEES:
[ ] FOR ALL NOMINEES                0 ZVI BARZILAY                 3. To transact such other business as may properly come before
                                    0 EDWARD G. BOEHNE                the Meeting or any adjournment or postponement thereof.
[ ] WITHHOLD AUTHORITY              0 RICHARD J. BRAEMER
    FOR ALL NOMINEES                0 CARL B. MARBACH              THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF
                                                                   ANNUAL MEETING, PROXY STATEMENT AND 2003 ANNUAL REPORT OF
[ ] FOR ALL EXCEPT                                                 TOLL BROTHERS, INC.
    (See instructions below)
                                                                   PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-
                                                                   PAID ENVELOPE.



INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:
______________________________________________________________









______________________________________________________________
To change the address on your account, please check the
box at right and indicate your new address in the address  [ ]
space above. Please  note that changes to the registered
name(s) on the  account may not be submitted via this
method.

Signature of Stockholder [          ] Date: [          ]      Signature of Stockholder [          ]   Date: [          ]

     Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.
When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.